Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for Three Months Ended March 31, 2017

HOUSTON, Texas – April 27, 2017 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three months ended March 31, 2017.  As previously announced, Patterson-UTI completed the merger with Seventy Seven Energy on April 20, 2017.  All reported financial results for Patterson-UTI for the first quarter of 2017 are on a standalone basis.

The Company reported a net loss of $63.5 million, or $0.40 per share, for the first quarter of 2017, compared to a net loss of $70.5 million, or $0.48 per share, for the quarter ended March 31, 2016.  Revenues for the first quarter of 2017 were $305 million, compared to $269 million for the first quarter of 2016.

The financial results for the three months ended March 31, 2017 include a pretax gain of $11.2 million ($7.1 million after-tax or $0.04 per share) related to the sale of real estate, and pretax transaction expenses related to the merger with Seventy Seven Energy of $5.2 million ($3.3 million after-tax or $0.02 per share).  For purposes of comparison, the financial results for the three months ended March 31, 2016 include a pretax non-cash charge of $2.2 million ($1.5 million after tax or $0.01 per share) related to the impairment of certain oil and natural gas properties.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “We experienced strong rig demand during the first quarter.  Our average rig count in the United States increased 22% to 81 rigs during the first quarter, up from 66 rigs in the fourth quarter.  The growth in our rig count continues to be robust as we expect to average 96 rigs in the United States for the month of April, excluding the contribution to the rig count from rigs operated by Seventy Seven Energy. From the Seventy Seven Energy fleet, 58 rigs are currently operating.  We expect our combined rig count in the United States to average 115 rigs in April including the pro rata contribution from these rigs.

“In Canada, our average rig count was two rigs during the first quarter, unchanged from the prior quarter.  For the month of April, we expect to average two rigs in Canada.”

Mr. Hendricks added, “Total average rig revenue per day for the first quarter was $21,200 compared to $21,640 during the fourth quarter.  Average rig operating costs per day increased for the first quarter to $14,450 from $13,770 in the fourth quarter as a result of a reduction in the proportion of rigs on standby and an increase in rig reactivation expenses as our rig count accelerated.  As a result, total average rig margin per day decreased to $6,750 for the first quarter from $7,870 during the fourth quarter.

“As of March 31, 2017, we had term contracts for drilling rigs providing for approximately $385 million of future dayrate drilling revenue.  Based on contracts currently in place and including rigs from Seventy Seven Energy, we expect an average of 84 rigs operating under term contracts during the second quarter, and an average of 61 rigs operating under term contracts during the 12 months ending March 31, 2018.

“In pressure pumping, revenues increased 34% sequentially to $141 million in the first quarter from $106 million in the fourth quarter.  Pressure pumping gross margin as a percentage of revenues improved to 15.7% during the first quarter from 5.3% during the fourth quarter.  Since mid-December, we have reactivated a total of four frac spreads.  Two of these frac spreads were reactivated in April, and we expect to reactivate additional frac spreads in the second half of this year,” he concluded.

Mark S. Siegel, Chairman of Patterson-UTI, stated, “The merger with Seventy Seven Energy further solidifies our position as a leading high-spec drilling company and gives us one of the largest and most modern pressure pumping fleets in the industry.  I would like to welcome the people from Seventy Seven Energy into the Patterson-UTI family.  Seventy Seven Energy employees share a devotion to the same core values of safety and customer service that are cornerstones of the Patterson-UTI culture.

“The merger integration process has begun, and I am pleased with the integration plan that we and Seventy Seven Energy have developed.  We believe this collaborative plan and our enhanced position in the industry will help maximize the value of the combined entity for all shareholders,” he concluded.

The Company declared a quarterly dividend on its common stock of $0.02 per share, to be paid on June 22, 2017, to holders of record as of June 8, 2017.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended March 31, 2017, is scheduled for today, April 27, 2017, at 9:00 a.m. Central Time. The dial-in information for participants is 844-498-0567 (Domestic) and 443-961-0820 (International).  The passcode for both numbers is 91755184.  The call is also being webcast and can be accessed through the Investor Relations section at www.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is an oilfield services company that primarily owns and operates in the United States one of the largest fleets of land-based drilling rigs and a large fleet of pressure pumping equipment.  Our contract drilling business operates in the continental United States and western Canada, and our pressure pumping and oilfield rental tools businesses operate primarily in Texas and the Mid-Continent and Appalachian regions.  We also provide drilling rig pipe handling technology to drilling contractors in North America and other select markets.  In addition, we own and invest as a non-operating working interest owner in oil and natural gas assets that are primarily located in Texas and New Mexico.

Location information about the Company's drilling rigs and their individual inventories is available through the Company's website at www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers;

difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
REVENUES	$305,175	$268,939
COSTS AND EXPENSES
Direct operating costs	230,493	170,801
Depreciation, depletion, amortization and impairment	156,217	176,770
Selling, general and administrative	18,852	17,972
Acquisition related expenses	5,156	—
Other operating income, net	(12,904)	(1,345)

Total costs and expenses	397,814	364,198

OPERATING LOSS	(92,639)	(95,259)

OTHER INCOME (EXPENSE)
Interest income	406	110
Interest expense	(8,270)	(10,800)
Other	17	16

Total other expense	(7,847)	(10,674)

LOSS BEFORE INCOME TAXES	(100,486)	(105,933)
INCOME TAX BENEFIT	(36,947)	(35,430)

NET LOSS	$(63,539)	$(70,503)

NET LOSS PER COMMON SHARE
Basic	$(0.40)	$(0.48)
Diluted	$(0.40)	$(0.48)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	160,062	145,770
Diluted	160,062	145,770
CASH DIVIDENDS PER COMMON SHARE	$0.02	$0.10

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016

Contract Drilling:
Revenues	$158,728	$168,659
Direct operating costs	$108,221	$80,898
Margin (1)	$50,507	$87,761
Selling, general and administrative	$1,654	$1,758
Depreciation, amortization and impairment	$110,559	$121,099
Operating loss	$(61,706)	$(35,096)

Operating days – United States	7,309	6,425
Operating days – Canada	178	232
Operating days – Total	7,487	6,657

Average revenue per operating day – United States	$21.18	$25.27
Average direct operating costs per operating day – United States	$14.41	$11.85
Average margin per operating day – United States (1)	$6.77	$13.42
Average rigs operating – United States	81	71

Average revenue per operating day – Canada	$22.17	$27.15
Average direct operating costs per operating day – Canada	$16.26	$20.63
Average margin per operating day – Canada (1)	$5.91	$6.53
Average rigs operating – Canada	2	3

Average revenue per operating day – Total	$21.20	$25.34
Average direct operating costs per operating day – Total	$14.45	$12.15
Average margin per operating day – Total (1)	$6.75	$13.18
Average rigs operating – Total	83	73

Capital expenditures	$44,221	$11,880

Pressure Pumping:
Revenues	$141,174	$96,313
Direct operating costs	$119,013	$87,813
Margin (2)	$22,161	$8,500
Selling, general and administrative	$2,802	$2,889
Depreciation, amortization and impairment	$42,250	$49,570
Operating loss	$(22,891)	$(43,959)

Fracturing jobs	95	83
Other jobs	282	158
Total jobs	377	241

Average revenue per fracturing job	$1,451.33	$1,132.71
Average revenue per other job	$11.70	$14.54
Average revenue per total job	$374.47	$399.64
Average costs per total job	$315.68	$364.37
Average margin per total job (2)	$58.78	$35.27
Margin as a percentage of revenues (2)	15.7%	8.8%

Capital expenditures	$19,413	$7,552

Other Operations:

Revenues	$5,273	$3,967
Direct operating costs	$3,259	$2,090
Margin (3)	$2,014	$1,877
Selling, general and administrative	$1,793	$376
Depreciation, depletion and impairment	$2,172	$4,732
Operating loss	$(1,951)	$(3,231)

Capital expenditures	$4,352	$1,528

Corporate:
Selling, general and administrative	$12,603	$12,949
Acquisition related expenses	$5,156	$—
Depreciation	$1,236	$1,369
Other operating income, net	$(12,904)	$(1,345)

Capital expenditures	$454	$341
Total capital expenditures	$68,440	$21,301

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Total average margin per job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)	For Other Operations, margin is defined as revenues less direct operating costs and excludes depreciation, depletion and impairment and selling, general and administrative expenses.

	March 31,	December 31,
Selected Balance Sheet Data (unaudited, dollars in thousands):	2017	2016
Cash and cash equivalents	$466,608	$35,152
Current assets	$729,944	$246,882
Current liabilities	$294,166	$264,815
Working capital	$435,778	$(17,933)
Current portion of long-term debt	$—	$—
Borrowings under revolving credit facility	$—	$—
Other long-term debt	$598,524	$598,437

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net loss	$(63,539)	$(70,503)
Income tax benefit	(36,947)	(35,430)
Net interest expense	7,864	10,690
Depreciation, depletion, amortization and impairment	156,217	176,770

Adjusted EBITDA	$63,595	$81,527

Total revenue	$305,175	$268,939
Adjusted EBITDA margin	20.8%	30.3%

Adjusted EBITDA by operating segment:
Contract drilling	$48,853	$86,003
Pressure pumping	19,359	5,611
Other	221	1,501
Corporate	(4,838)	(11,588)

Consolidated Adjusted EBITDA	$63,595	$81,527

(1)

Adjusted EBITDA is a supplemental financial measure not defined by United States generally accepted accounting principles, or U.S. GAAP. We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill).  We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss).

PATTERSON-UTI ENERGY, INC.

Selected Costs and Expenses

(unaudited, dollars in thousands)

	2017		2016
	First Quarter		First Quarter
	Gain on Sale of Real Estate	Transaction Expenses	Impairment of Oil and Natural Gas Properties

Pretax amount	$11,210	$(5,156)	$(2,201)

Effective tax rate	36.8%	36.8%	33.4%
After-tax amount	$7,088	$(3,260)	$(1,465)

Weighted average number of common shares outstanding	160,062	160,062	145,770
Amount per share - diluted	$0.04	$(0.02)	$(0.01)

PATTERSON-UTI ENERGY, INC.

Contract Drilling Per Day Successive Quarters

(unaudited, dollars in thousands)

	2017	2016
	First	Fourth
	Quarter	Quarter
Contract drilling revenues	$158,728	$136,085
Operating days - Total	7,487	6,288
Average revenue per operating day - Total	$21.20	$21.64
Direct operating costs - Total	$108,221	$86,586
Average direct operating costs per operating day - Total	$14.45	$13.77
Average margin per operating day - Total	$6.75	$7.87

PATTERSON-UTI ENERGY, INC.

Pressure Pumping Margin and Adjusted EBITDA

(unaudited, dollars in thousands)

	2017	2016
	First	Fourth
	Quarter	Quarter

Pressure pumping revenues	$141,174	$105,642
Direct operating costs	119,013	100,008
Margin	22,161	5,634
Selling, general and administrative	2,802	2,394
Adjusted EBITDA	$19,359	$3,240

Margin as a percentage of revenues	15.7%	5.3%